Exhibit 32.3 Certificate:

CERTIFICATION OF FINANCIAL REPORT

OF GRAY PEAKS, INC.

I, the undersigned, being the President, Chief Financial Officer and Treasurer, of Gray Peaks, Inc., a Delaware corporation (the “Company”), does hereby certify, to the best of his information, knowledge and belief, that (1) the Report on Form 10-KSB for the year ended December 31, 2006 (the “Report”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78o(d)) and (2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 3, 2007

/s/ Bernard Asher
Title: President, Chief Financial Officer and Treasurer